EXHIBIT 99.1

SGS International, Inc. seeks to Amend and Extend Senior Secured Credit Facilities

Louisville, October 12, 2010 (Business Wire) - SGS International today announced that it is seeking the consent of lenders to amend and extend its existing senior secured credit facilities, and upsize its revolver. Under the terms of the credit facilities, each lender must determine whether or not to extend the maturity of its individual loans to September 2013. The interest margins will be increased and certain other terms will be modified including a refreshing of certain baskets and allowance of the company to repurchase up to $25 million of its outstanding 12% senior subordinated notes due 2013.

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of SGS International, Inc.

About SGS International

SGS International, Inc. is the parent company of Southern Graphic Systems, Inc., a global leader in the digital imaging and communications industry offering design-to-print graphic services to the international consumer products packaging market.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

This release contains statements that reflect management's expectations, estimates and assumptions, based on information available at the time of the statement. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Factors that could cause actual results to differ materially from those in the forward-looking statements are summarized in SGS International, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

SOURCE: SOUTHERN GRAPHIC SYSTEMS, INC.

SOUTHERN GRAPHIC SYSTEMS, INC.

Investors and Financial Media:

Jim Dahmus, 502-634-5295

jim.dahmus@sgsintl.com